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                                                                  EXHIBIT (10)K.


                       FIRST AMENDMENT TO LOAN AGREEMENT


         This First Amendment to Loan Agreement (the "Amendment") is dated as of October 31, 1996, and is entered into by and among Genesco Inc. (the "Borrower") and NationsBank, N.A. as agent for the Banks and individually (the "Agent") and The First National Bank of Chicago, as co-agent for the Banks and individually (the "Co-Agent"). The Agent and the Co-Agent are sometimes collectively referred to as the "Banks."

                                R E C I T A L S

         1. The Borrower, the Banks, the Co-Agent and the Agent are parties to a Loan Agreement dated as of January 5, 1996 (the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

         2. The parties hereto desire to amend the Loan Agreement in the particular respects hereinafter set forth.

                              A G R E E M E N T S

         NOW, THEREFORE, the Banks and the Borrower hereby agree as follows:

         1. AMENDMENT TO SECTION 7.5.4. Section 7.5.4 is hereby deleted in its entirety and the following is substituted in lieu thereof:

         7.5.4 CAPITAL EXPENDITURES. The Borrower will not, and will not permit any of its Subsidiaries to, purchase or otherwise acquire, or commit to purchase or otherwise acquire, any fixed or capital asset or otherwise make or incur obligations for Capital Expenditures by the expenditure of cash or the incurrence of Indebtedness, the cost of which (or, in the case of any acquisition not in the nature of an ordinary purchase, the book value of the consideration given for which), when aggregated with the costs of all other such assets purchased or otherwise acquired by the Borrower and its Subsidiaries taken as a whole during the Fiscal Year, would exceed $16,000,000 during the Fiscal Year ending January31, 1997 or $25,000,000 during any Fiscal Year ending thereafter; provided, that, if during any Fiscal Year Capital Expenditures are less than any of the applicable amounts set forth above, the lesser of (i)the difference between the applicable amount and the actual Capital Expenditures for such Fiscal Year, or (ii)$2,000,000 (such lesser amount being referred to as the "Excess Capital Expenditures Allowance") shall be carried forward so as to increase the maximum Capital Expenditures which may be made in accordance with this Subsection 7.5.4 for the immediately succeeding Fiscal Year, but not for any other subsequent Fiscal Year, except to the extent permitted by the next succeeding sentence. Capital Expenditures made in any such succeeding Fiscal Year shall be applied first to the Excess Capital
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         Expenditures Allowance carried forward until such Allowance is exhausted and shall then be applied to the maximum Capital Expenditures specified above for such Fiscal Year in determining whether an Excess Capital Expenditure Allowance is available to be carried forward to the next succeeding Fiscal Year in the manner described in this Subsection 7.5.4.

         2. HEADINGS. Article and section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         3. APPLICABLE LAW. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Tennessee.

         4. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Banks.

         5. COUNTERPARTS; EFFECTIVENESS. This Amendment and any amendments, waivers, consents or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         6. ENTIRE AGREEMENT. The Loan Agreement, as amended by this Amendment, represents the entire understanding among the parties with respect to the matters set forth herein and supersedes all prior understandings among the parties hereto with respect to such matters.

                 IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed effective as of the date first above written.


ATTEST:                                            GENESCO INC.


By:  /s/ Roger Sisson                           By  /s/ Matthew N. Johnson
     -------------------                            ----------------------
     Roger Sisson                                   Matthew N. Johnson
     Corporate Secretary                     Title  Treasurer


(Corporate Seal)




                        [signatures continued on page 3]





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                                     NATIONSBANK, N.A.
                                     Individually and as Agent



                                     By     /s/ Jeb E. Ball
                                            ---------------------------------
                                            Jeb E. Ball

                                     Title  Senior Vice President
                                            ---------------------------------



                        [signatures continued on page 4]





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                             THE FIRST NATIONAL BANK OF CHICAGO



                             By  /s/ Barry P. Litwin
                                 --------------------------------
                                 Barry P. Litwin

                             Title  Senior Vice President
                                    -----------------------------




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